Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2008, appearing in Mackinac Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
April 18, 2008